                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement  [ ] Confidential, For Use of the Commission
    Only (as permitted by Rule 14a-(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                             MULTIMEDIA GAMES, INC.
                  --------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                    ----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

May 4, 2001


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Multimedia Games, Inc. which will be held on Wednesday, May 30, 2001 at 9:30 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. To assure that your vote is counted, please sign, date, and promptly return your proxy in the enclosed postage-prepaid envelope. If you decide to attend the annual meeting and vote in person, you will of course be able to do so.

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of our Annual Report on Form 10-K for our fiscal year ended September 30, 2000 is also enclosed.

On behalf of our Board of Directors and Management, I would like to express our appreciation for your continued support of the Company. We sincerely hope you will be able to join us at the meeting. We look forward to seeing you at that time.


Sincerely yours,



GORDON T. GRAVES
Chairman of the Board and
Chief Executive Officer

                             MULTIMEDIA GAMES, INC.



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2001


NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on Wednesday, May 30, 2001 at 9:30 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759 for the following purposes:

1. To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: Gordon T. Graves; Larry D. Montgomery; Martin A. Keane; Thomas W. Sarnoff; Ali P. Alizadeh; Lawrence
       E. Kaplan, John M. Winkelman and Clifton E. Lind.

2. To ratify and approve the appointment of BDO Seidman, LLP, as our independent auditors.

3.     To ratify and approve the adoption of the 2000 Stock Option Plan.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, 8900 Shoal Creek Blvd., Austin, Texas, 78757, for ten days prior to the meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned by you. If you attend the annual meeting in person you may vote in person even if you have returned a proxy card.


BY ORDER OF THE BOARD OF DIRECTORS


GORDON T. GRAVES
Chairman of the Board and
Chief Executive Officer

May 4, 2001

                             MULTIMEDIA GAMES, INC.
                      8900 SHOAL CREEK BOULEVARD, SUITE 300
                               AUSTIN, TEXAS 78757

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2001

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc. for use at our annual meeting of shareholders. The annual meeting will be held May 30, 2001 at 10:00 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759. The Holiday Inn Northwest telephone number is (512) 343-0888.

These proxy solicitation materials were mailed on or about May 4, 2001 to all shareholders entitled to vote at the annual meeting.

REVOCATION OF PROXIES

You may revoke any proxy that has been executed and returned by you at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

       o      execute and return a subsequently dated revised proxy,

       o      give written notice of revocation to the Company, Attention: Frank
              W. Rehanek, Jr., Inspector of Elections, or

       o      vote in person at the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If no instructions are marked, your proxy will be voted FOR the election of the eight (8) nominees for director listed in this Proxy Statement, FOR the appointment of BDO Seidman, LLP, as our independent auditors, and FOR the ratification and approval of the Company's 2000 Stock Option Plan. As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. In the absence of a Board of Directors recommendation, your proxy will be voted as the proxy holders identified in your proxy deem advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

VOTING AND SOLICITATION

Only holders of shares of Common Stock and Series A Preferred Stock ("Preferred Stock") of the Company as of the close of business on April 2, 2001 (the "Record Date") are entitled to notice of and to vote at the annual meeting. On the Record Date, there were 5,262,748 shares of Common Stock and 90,789 shares of Preferred Stock outstanding. You will have one vote for each share of Common Stock and Preferred Stock held by you on the Record Date.

All shares of Common Stock and Preferred Stock will vote together as a single class on all matters coming before the annual meeting. In order to have a meeting it is necessary that a quorum be present. A quorum will be present if a majority of the combined shares of Common Stock and Preferred Stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as voted either for or against a proposal. If a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that actually vote for or against, the matter is required to approve any matter.

All costs associated with soliciting proxies will be paid by the Company. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of Common Stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date with respect to the number of shares of Common Stock and Preferred Stock owned by (i) each person known by us to own beneficially more than 5% of the outstanding shares of each of the Common Stock and Preferred Stock, (ii) each director and director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group:


                                      COMMON STOCK              PREFERRED STOCK
                                      ------------               ---------------
                                        NUMBER OF                  NUMBER OF
                                         SHARES                      SHARES
                                      BENEFICIALLY      PERCENT    BENEFICIALLY     PERCENT
BENEFICIAL OWNER                          OWNED       OF CLASS (1)    OWNED       OF CLASS(1)
-----------------                     ------------    ------------  ---------     ----------
Gordon T. Graves                       1,047,222(2)        19.71       80,175           88.8%
1604 Crested Butte
Austin, Texas 78746

Clifton E. Lind                          341,717(4)         6.49           --             --
2 Las Brisas
Austin, Texas 78746

Lawrence E. Kaplan                       325,933(12)        6.17           --             --
999 Walt Whitman Road
Third Floor
Melville, New York 11747

Larry D. Montgomery                      106,434(5)         2.02        1,411            1.5
1920 S. West Union Road
Topeka, Kansas 66615

Gordon T. Sjodin                          83,058(6)         1.58        1,272            1.4
5804 E. 104th Street
Tulsa, Oklahoma 74137

Thomas W. Sarnoff                         25,000(7)          (11)          --             --
2451 Century Hill
Los Angeles, California 90067

Ali P. Alizadeh                           20,000(7)          (11)          --             --
15 High Circle Way
North Oaks, MN 55137

John Winkelman                            52,700(8)          (11)          --             --
1870 Rancho Judith
Alpine, California 91901

Gary L. Loebig                            33,750(7)          (11)          --             --
9608 Anchusa Trail
Austin, Texas 78736

Robert F. Lannert                         30,075(9)          (11)          --             --
824 Patrick Place
Tulsa, Oklahoma 74006

Las Vegas Investment Advisors, Inc.      366,700(13)        6.66           --             --
801 South Rampart Blvd., Suite 170
Las Vegas, Nevada 89145

All executive officers and directors
as a group (12 persons)                2,037,696(10)       38.71       83,351           91.7

-----------

(1) Based upon 5,262,748 shares of Common Stock and 90,789 shares of Series A Preferred Stock outstanding.

(2) Consists of (i) 569,818 shares owned of record by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves, (ii) 2,700 shares owned by Graves Management, Inc. Defined Benefit Trust (Graves Management, Inc. is a corporation controlled by Mr. Graves), (iii) 54,200 shares owned of record by Mr. Graves,
(iv) 400,875 shares issuable upon the conversion of the Series A Preferred Stock, and (v) 19,629 shares issuable upon the exercising of warrants that are currently exercisable. Does not include an aggregate of 90,600 shares as to which Mr. Graves disclaims beneficial ownership, consisting of: (i) 44,100 shares owned of record by Cynthia Graves, Mr. Graves' wife, and (ii) 46,500 shares beneficially owned by the Gordon Graves Grandchildren Trust.

(3) Consists of (i) 5,175 shares owned of record by Mr. Graves, and (ii) 75,000 shares owned of record by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves.

(4) Consists of (i) 17,088 shares owned of record by Mr. Lind, (ii) 305,000 shares issuable upon the exercise of options that are currently exercisable, and
(iii) 19,629 shares that are issuable upon the exercise of warrants that are currently exercisable.

(5) Consists of (i) 68,129 shares owned of record by Mr. Montgomery, (ii) 7,055 shares issuable upon conversion of the Series A Preferred Stock, and (iii) 31,250 shares issuable upon the exercise of options currently exercisable.

(6) Consists of (i) 13,373 shares owned of record by Mr. Sjodin, (ii) 63,325 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 6,360 shares issuable upon conversion of the Series A Preferred Stock.

(7) Consists of shares issuable upon the exercise of stock options that are currently exercisable.

(8) Consists of (i) 22,700 shares owned of record by Mr. Winkelman, and (ii) 30,000 shares issuable upon the exercise of options that are currently exercisable.

(9) Consists of (i) 5,000 shares owned of record by Mr. Lannert, and (ii) 25,075 shares issuable upon the exercise of options that are currently exercisable.

(10) Consists of (i) 965,377 shares owned of record, (ii) 543,400 shares issuable upon the exercise of stock options that are currently exercisable,
(iii) 414,290 shares issuable upon conversion of Series A Preferred Stock, and
(iv) 114,629 shares issuable upon the exercise of warrants that are currently exercisable.

(11) Less than 1%.

(12) Consists of (i) 230,933 shares owned of record by Mr. Kaplan and (ii) 95,000 shares issuable upon the exercise of warrants that are currently exercisable.

(13) Based on Schedule 13G filed with the Securities and Exchange Commission on January 12, 2001.

                                 PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES AND VOTE REQUIRED TO ELECT NOMINEES

A board of eight (8) directors is to be elected at the annual meeting. The eight
(8) nominees who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of Common Stock and Preferred Stock owned by you for up to eight (8) persons. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the eight (8) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

The following table sets forth the nominees, their ages, their principal occupations and, where applicable, the year in which each became a director of the Company.


NAME OF NOMINEE               AGE       PRINCIPAL OCCUPATION                                     DIRECTOR SINCE
---------------               ---       --------------------                                     --------------
Gordon T. Graves              64        Chairman of the Board, Chief Executive Officer                1991
                                        and Director

Clifton E. Lind               54        President, Chief Operating Officer and Director               2000

Larry D. Montgomery           62        Vice Chairman of the Board, Director and Consultant           1992

Martin A. Keane               64        Director and Management Consultant                            2000

Thomas W. Sarnoff             73        Director and President of Academy of
                                        Television Arts & Sciences Foundation                         1997

Ali P. Alizadeh               37        Director and Senior Vice President
                                        of Jefferies & Company                                        1999

Lawrence E. Kaplan            57        Director and President of G-V Capital                         2000

John M. Winkelman             54        Director                                                      2000

----------

GORDON T. GRAVES has been Chairman of the Board and a director of the Company since its inception, and has been Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consultant and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc. ("Arrowsmith"), a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd., a company co-founded by him).

CLIFTON E. LIND has been the President and Chief Operating Officer of the Company since June 1998. From January 1997 until joining the Company as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind that provided management and financial consulting services to start-up companies and that provided financial consulting services to the Company. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries.

LARRY D. MONTGOMERY has been a director of the Company since November 1992. Mr. Montgomery was the President of the Company from November 1992 until December 1996, having held the position of Chief Executive Officer from November 1992 through September 1994. From December 1991 until December 1993, Mr. Montgomery was also a private consultant to gaming companies. From 1989 through 1991, Mr. Montgomery was the President of Public Gaming Research Institute, and from 1987 to 1989 was the Executive Director of the Kansas State Lottery. Mr. Montgomery is currently an independent consultant to the Company specializing in regulatory affairs.

MARTIN A. KEANE was elected as a director of the Company in November 2000. Dr. Keane is currently an engineering management consultant specializing in data processing systems for gaming and marketing applications. From 1976 to 1986, he was a Vice President with Bally Manufacturing Corp., where he served as Corporate Director of Technology from 1980 to 1986. Before that, he was at the General Motors Research Lab in Detroit, where he supervised a small group of Ph.D. mathematicians working on management science and operations research problems. Dr. Keane holds nine patents for high-tech gaming devices and other applications.

THOMAS W. SARNOFF was elected as a director of the Company in December 1997, to fill the vacancy resulting from the resignation of his son, Daniel J. Sarnoff. Thomas W. Sarnoff was employed by the National Broadcasting Company, Inc. ("NBC") for over 25 years, holding positions that included Vice President, Production and Business Affairs, Executive Vice President of West Coast activities, and last serving as President of NBC Entertainment Corporation from 1969 to 1977. After retiring from NBC in 1997, Mr. Sarnoff has been engaged in the production of television and film entertainment, primarily through Sarnoff Entertainment Corporation which was formed in 1987. Mr. Sarnoff serves on many civic and charitable organizations and is currently the President and a member of the Board of Directors of the Academy of Television Arts & Sciences Foundation.

ALI P. ALIZADEH was elected as a director of the Company in August 1999, to fill the vacancy resulting from the death of Mr. Robert Bullock. Mr. Alizadeh is currently a Senior Vice President in the Corporate Finance Department of Jefferies & Company, Inc., an investment banking firm. Mr. Alizadeh joined Jefferies in May 1999 to focus on origination of transactions in the gaming and leisure industries. Mr. Alizadeh has completed in excess of $550 million in over 45 transactions for corporate, tribal and vendors in the gaming industry. He has substantial industry expertise and is a frequent speaker at various gaming conferences. Prior to joining Jefferies, Mr. Alizadeh spent two years at Dain Rauscher and five years at Miller & Schroeder. He has also held corporate finance positions at Citicorp, N.A. in Chicago and New York. He holds a B.A. in Economics from Macalester College, and an M.B.A. in Finance from the University of Rochester's Simon School of Business in Rochester, New York.

LAWRENCE E. KAPLAN was elected as a director of the Company in November 2000. Mr. Kaplan has been the President of G-V Capital, an investment banking firm in Long Island, N.Y., since 1986. He has been active in the investment banking field for more than 30 years.

JOHN M. WINKELMAN was elected as a director of the Company in August 2000. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on tribal gaming and related economic development. He was the Economic Development Advisor to the Viejas Tribal Council, and then Chief Executive Officer of Viejas Casino and Turf Club, located in San Diego County, Calif., one of the most successful and profitable tribally owned casinos in the country. Previously, he was the attorney of record for the Viejas Band of Kumeyaay Indians in complex litigation involving tribal gaming rights in California.

Daniel J. Sarnoff, the son of Thomas W. Sarnoff, is the President of GameBay.com, Inc., which was a wholly-owned subsidiary of the Company until December 1999. Except for that family relationship, no other family relationship exists between any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended September 30, 2000, the Board of Directors held nine meetings. Each director attended all of the meetings of the Board held during the period he was a director. Each director also attended all of the meetings held by all Committees of the Board of Directors on which he served during the period.

The Company has an Audit Committee of the Board of Directors, whose members were, during the fiscal year ended September 30, 2000, Messrs. Alizadeh, Graves and Montgomery. Effective upon the appointment of Messrs. Keane and Winkelman to the Board of Directors, the composition of the Audit Committee was changed to Messrs. Alizadeh, Keane and Winkelman, all of whom are "independent" as defined in listing standards recently adopted by the Nasdaq SmallCap Market. The Company has a Compensation Committee whose members are Messrs. Alizadeh, Graves and Sarnoff.

The Audit Committee meets with management and the Company's independent accountants to determine the adequacy of internal controls and other financial matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees and officers of the Company, and administers the Company's stock option plans. During fiscal 2000, the Audit Committee and the Compensation Committee each held one (1) meeting.

The following table provides the various fees and out-of-pocket costs billed by BDO Seidman, LLP for the fiscal year ended September 30, 2000:


                                   FINANCIAL INFORMATION SYSTEMS DESIGN
         AUDIT FEES                       AND IMPLEMENTATION FEES                     ALL OTHER FEES
         ----------              -----------------------------------------            --------------
         $ 172,597                                  ---                                 $  20,103

The Audit Committee of the Board has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above under "All Other Fees" is compatible with maintaining the independence of BDO Seidman, LLP.

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans and develops recommendations for stock option grants for approval by the Board of Directors. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans.

The Committee is composed of Messrs. Sarnoff, Alizadeh and Graves. It is the Committee's objective that executive compensation be directly determined by achievement of the Company's planned business performance. Specifically, the Company's executive compensation program is designed to reward exceptional performance that results in enhanced corporate and share values.

The Committee recognizes that the industry sector in which the Company operates is both highly competitive and is challenged by significant legal and regulatory uncertainty with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term goals.

For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Cash Compensation

The Committee believes that annual cash compensation should be paid commensurate with attained performance. For these reasons, the Company's executive cash compensation consists of "fixed" base compensation (salary) and variable incentive compensation (annual bonus). Base salaries for executive officers are established considering a number of factors, including the executive's individual performance and measurable contribution to the Company's success, and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderate fixed compensation for elements such as base salary. Base salary decisions are made as part of the Company's structured annual review process.

Stock Options

The Committee recommends executive stock options under the Company's stock option plans to foster executive officer ownership and to provide direct linkage with shareholder interests. The Committee considers options previously granted, industry practices, the executive's accountability level, and assumed, potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively aggressive assumptions relating to growth and earnings. In this manner, executive gains closely parallel those of other shareholders over the long-term. Therefore, the stock option program serves as an effective long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock.

Benefits

The Company provides benefits to the executive officers that are generally available to all Company employees. The amount of executive level benefits and prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal year 2000, for any executive officer.

Chief Executive Officer Performance and Compensation

In setting Mr. Grave's base salary for fiscal 2000, the Committee took note of the Company's rapid growth in revenue and earnings in fiscal 1999, the fact that Mr. Grave's salary was below the norm for the industry, and that he has never been compensated with any Company stock options. Mr. Grave's compensation for fiscal 2000 was $178,000.

It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive and competitive executive compensation practices in an equitable manner.

          The Compensation Committee:
                Ali P. Alizadeh
                Thomas W. Sarnoff
                Gordon T. Graves

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Alizadeh is an officer and employee of Jefferies & Company, Inc., which has been engaged to act as the exclusive financial advisor to the Company in connection with financing and acquisition related activities. Mr. Sarnoff is the father of Daniel J. Sarnoff, the President of the Company's GameBay.com, Inc. which was a wholly-owned subsidiary of the Company until December 1999. Mr. Graves is the Chairman of the Board and Chief Executive Officer of the Company and is also a Director of GameBay.com. See "Certain Relationships and Related Transactions."

                                  PROPOSAL TWO

           APPROVAL AND RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed BDO Seidman, LLP, as the Company's independent certified public accountants, to audit the books and records of the Company for the current fiscal year. The Board recommends that the shareholders of the Company ratify such appointment.

Representatives of BDO Seidman, LLP, are expected to be available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock entitled to vote on, and that vote for or against, is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PREVIOUS INDEPENDENT PUBLIC ACCOUNTANTS

On June 25, 1999, the Company and its then independent public accountants, PricewaterhouseCoopers LLP ("PWC"), mutually agreed that PWC would be replaced by Arthur Andersen LLP ("Andersen") as the Company's independent auditors effective upon the issuance of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999. PWC's prior reports on the Company's audited financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there had been no disagreement between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PWC would have caused PWC to make a reference to the subject matter of the disagreement in connection with its reports, nor had the Company been advised of any matters described in Regulation S-K, Item 304(a)(1)(v), promulgated under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (the "Securities Acts").

On June 25, 1999, the Company engaged Andersen as its new independent public accountants effective with respect to the Company's fiscal year ending September 30, 1999. Prior to that date, the Company had not consulted with Andersen regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered by Andersen on the Company's financial statements, or any other matter that, had such matter existed, would have been described in response to Regulation S-K, Item 304(a)(1)(iv) or (v) promulgated under the Securities Acts.

On September 22, 1999, Andersen confirmed to the Company that it had terminated its engagement as the Company's independent auditors effective immediately. At the time of this confirmation, Andersen had not rendered any reports on any financial statements of the Company for any period. Since its engagement in June 1999, there has been no disagreement between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor had the Company been advised of any matters described in Regulation S-K, Item 304(a)(1)(v) promulgated under the Securities Laws.

On October 8, 1999, the Company engaged BDO Seidman, LLP ("Seidman") as its new independent public accountants. Prior to October 8, 1999, the Company had not consulted with Seidman regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered by Seidman on the Company's financial statements, or any other matter that, had such matter existed, would have been described in response to Regulation S-K,
Item 304(a)(1)(iv) or (v) promulgated under the Securities Laws.

The Company's Board of Directors and Audit Committee approved of all changes in accountants.

                                 PROPOSAL THREE

               APPROVAL AND RATIFICATION OF 2000 STOCK OPTION PLAN

In February, 2000, the Board of Directors adopted the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan" or the "Plan") pursuant to which the Company has granted options to purchase an aggregate of 640,000 shares of Common Stock.

The essential features of the 2000 Stock Option Plan are summarized below. A complete copy of the 2000 Stock Option Plan is attached hereto as Appendix A. A summary of the federal income tax aspects of the 2000 Stock Option Plan is included as Appendix B to this Proxy Statement.

PURPOSE. The purpose of the 2000 Stock Option Plan is to attract and retain highly qualified personnel.

ADMINISTRATION. The administrator of the Plan is the Board of Directors subject to the right of the Board to form a committee for administration of the Plan. At present, the Plan is administered by the Board.

RESERVED SHARES. As originally adopted by the Board, the Plan provided for the reservation of 345,000 shares of Common Stock for issuance in connection with the exercise of stock options. The Board has subsequently increased the total number of shares reserved for issuance to 975,500. Options to acquire a total of 640,000 shares have been granted.

STOCK OPTIONS. Options granted under the Plan may be either incentive stock options or non-qualified stock options. All of the stock options granted under the Plan have been non-qualified stock options. The administrator of the Plan is given broad discretion in setting the price and other terms of stock options subject to the following:

       o the option price may not be less than 100% of the fair market value of the stock on the date of the grant with respect to incentive stock options and 85% of the fair market value of the stock on the date of grant with respect to non-qualified stock options;

       o the option may not be exercisable more than 10 years after the date of grant;

       o stock options may be exercised for cash unless the administrator permits the option to be exercised for stock; and

       o subject to several limitations the administrator may approve making loans to participants for the exercise of stock options.

NON-TRANSFERABILITY. Unless otherwise determined by the administrator, stock options will be non-transferable.

AMENDMENT. The Board may amend or terminate the Plan (including amendments which increase the cost of the Plan) but no amendment or termination shall affect or impair the participant's rights under a previously granted stock option without the consent of the participant.

The following table provides information regarding the options which have, as of the Record Date, been granted under the 2000 Stock Option Plan to (i) each of the named executive officers, (ii) all current executive officers as a group,
(iii) all current directors who are not executive officers as a group, and (iv) all current employees, including all current officers who are not executive officers:


                                                              NO. OF
                                                              OPTIONS    EXPIRATION      EXERCISE         CURRENT
                                               DATE OF        -------    ----------      --------       MARKET VALUE
NAME OR GROUP                                   GRANT         GRANTED       DATE         PRICE ($)     OF OPTIONS ($)*
-------------                                   -----         -------      ------        ---------     ---------------
Gordon T. Graves - Chairman/CEO                3/21/01         100,000     3/21/11          $7.1875         $  131,250
Clifton Lind - President and COO               3/21/01         100,000     3/21/11           7.1875            131,250
Gary Loebig - Executive Vice President         3/21/01          40,000     3/21/11           7.1875             52,500
Gordon Sjodin - Executive Vice President       3/21/01          10,000     3/21/11           7.1875             13,125
Robert Lannert - Vice President                3/21/01          40,000     3/21/11           7.1875             52,500
Executive Officers as a group (7 persons)      3/21/01         315,000     3/21/11           7.1875            413,375
Directors (1)                                  2/19/00          20,000     2/19/10             3.00            110,000
Current Employees (2)                          2/19/00          50,000     2/19/10             4.25            212,500
                                               2/19/00          50,000     2/19/10             3.81            234,500
                                               2/19/00         142,500     2/19/10             3.00            783,750
                                               5/29/00          62,500     5/29/10             3.00            343,750

----------
(1)  Directors who are not officers
(2)  Employees, including officers who are not executive officers

* Market value of the underlying Common Stock as of March 31, 2001 ($8.50) less the exercise price.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against, is required to approve Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE 2000 STOCK OPTION PLAN.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

The executive officers of the Company, and their respective ages and positions with the Company are as follows:


NAME                               AGE           POSITION
----                               ---           --------
Gordon T. Graves                   64            Chairman of the Board and Chief Executive Officer
Clifton E. Lind                    54            President and Chief Operating Officer
Gordon T. Sjodin                   60            Executive Vice President
Michael E. Newell                  50            Vice President
Robert F. Lannert                  46            Vice President
Gary L. Loebig                     53            Executive Vice President
Frank W. Rehanek, Jr.              40            Chief Financial Officer

----------

GORDON T. GRAVES has been Chairman of the Board and a director of the Company since its inception, and has been Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consultant and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc. ("Arrowsmith"), a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries,

Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd., a company co-founded by him).

CLIFTON E. LIND has been the President and Chief Operating Officer of the Company since June 1998. From January 1997 until joining the Company as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind that provided management and financial consulting services to start-up companies and that provided financial consulting services to the Company. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries.

GORDON T. SJODIN was Vice President of the Company since September 1994 prior to being elected President of the Company's wholly-owned subsidiary, MegaBingo, Inc., in December 1998. In April 1994, Mr. Sjodin joined MegaBingo, Inc., as its Vice President - Sales and served in such position until September 1994, when he became Vice President of the Company. From August 1989 until April 1994, Mr. Sjodin was employed by American Gaming and Entertainment ("AGE") as, successively, Director, Sales and Marketing, and Director, Corporate Development.

MICHAEL E. NEWELL has been Vice President of the Company since September 1994. In April 1994, Mr. Newell joined MegaBingo, Inc. as its Vice President-Chief Operating Officer and served in such position until November 1995, when he became Senior Vice President of game operations for the Company. From 1988 until April 1994, Mr. Newell was employed by AGE as Director-MegaBingo operations.

ROBERT F. LANNERT has been Vice President of the Company since August 1997. Mr. Lannert has been employed by the Company since June 1996 as supervisor of its computer and data processing operations. From 1988 until August 1995, Mr. Lannert was Director of data processing for Debartolo Racing at Remington Park, Oklahoma City, Oklahoma , and from August 1995 until joining the Company, Mr. Lannert was Vice President of Operations for Spector Entertainment Group.

GARY L. LOEBIG was elected a Vice President of the Company for New Market Development in December 1998. Since 1984, Mr. Loebig was employed by Stuart Entertainment, dba Bingo King, Omaha, Nebraska, a publicly traded company engaged in the manufacture and sale of bingo cards and related equipment and products. With Bingo King, Mr. Loebig served in various capacities, beginning as general sales manager and last serving as Senior Vice President - Market and Product Development.

FRANK W. REHANEK, JR. has been the Chief Financial Officer of the Company since September, 1999. He has been the Corporate Controller since February of 1997. In addition, Mr. Rehanek serves as the accounting systems coordinator, creating custom reports for management using MAS90 accounting software. Prior to joining the Company, Mr. Rehanek was Controller of the Oklahoma Corporate Credit Union for more than three years. A Certified Public Accountant with 15 years of experience in industry, Mr. Rehanek graduated from Northeastern State University in Tahlequah in 1983.

Summary Compensation Table

The following table sets forth certain information concerning the annual compensation for the Company's chief executive officer and for each of the four most highly compensated executive officers earning more than $100,000 for the fiscal year ended September 30, 2000 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                            AWARDS
                                                                                           SECURITIES
                                         COMPENSATION                                      UNDERLYING
                                      --------------------         ANNUAL OPTION/           ALL OTHER
FINANCIAL POSITION                    YEAR          AMOUNT         WARRANTS(#)(1)        COMPENSATION(2)
                                      ----          ------         ---------------       ---------------
Gordon T. Graves                      2000        $ 178,700                     0                $ 5,879
Chairman and CEO                      1999          142,009                     0                  3,514
                                      1998           87,308                    (3)                 4,213

Clifton E. Lind (4)                   2000          187,683                20,000                  9,937
President and COO                     1999          180,163                     0                  3,628
                                      1998          156,733               338,000                  2,492

Gary L. Loebig (5)                    2000          173,259                35,000                  8,176
Executive Vice President              1999           94,778                50,000                  1,846

Gordon T. Sjodin                      2000          125,677                     0                  5,027
Executive Vice President              1999          120,522                10,000                  4,073
                                      1998          115,731                10,100                  7,647

Robert F. Lannert                     2000          119,516                     0                  4,073
Vice President                        1999           95,179                   100                  7,970
                                      1998           95,000                     0                  2,850

(1) Consists of shares of Common Stock underlying options granted pursuant to the Company's Stock Option Plans. (See "Stock Plans" below).

(2) Consists of contributions made by the Company on behalf of the named executive officers to the Company's 401(k) plan.

(3) Does not include shares of Common Stock underlying warrants issued to Equipment Purchasing II L.L.C. (EP LLC II)

(4) Mr. Lind became President and COO of the Company in June, 1998. Fiscal 1998 compensation includes amounts paid to Mr. Lind since that date and for the period commencing October 1, 1997 through June, 1998 while Mr. Lind served as a consultant to the Company. Does not include shares of Common Stock underlying warrants issued to EP LLC II.

(5)  Mr. Loebig became employed by the Company in November 1998.

Option/Warrant Grant Table

The following table sets forth certain information regarding options and warrants granted by the Company during its fiscal year ended September 30, 2000 to the named executive officers.

                    OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS


                           NUMBER OF                 % OF TOTAL
                          SECURITIES                  OPTIONS/
                          UNDERLYING                  WARRANTS
                           OPTIONS/                  GRANTED TO
                           WARRANTS                 EMPLOYEES IN              PRICE         EXPIRATION
NAME                      GRANTED (#)                FISCAL YEAR            PER SHARE          DATE
----                      -----------               ------------            ---------       -----------
Gordon T. Graves                --                        --                     --                --
Clifton E. Lind             20,000                      3.03%                 $3.00          May 2010
Gary L. Loebig              35,000                      5.31%                 $3.00          Feb 2010
Gordon T. Sjodin                --                        --                     --                --
Robert F. Lannert               --                        --                     --                --

----------

Aggregate Option/Warrant Exercises and Year-End Option Table

The following table sets forth certain information regarding the exercise of stock options and warrants during the fiscal year ended September 30, 2000, and the unexercised stock options and warrants held as of September 30, 2000, by the named executive officers.


                        NO. OF
                        SHARES                          NO. OF SECURITIES                 VALUE OF UNEXERCISED
                       ACQUIRED         VALUE         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                         UPON         REALIZED           OPTIONS AT FY-END                     FY-END (1)
NAME                   EXERCISE           $          EXERCISABLE   UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                   --------     ------------     -----------   -------------       -----------    -------------
Gordon T. Graves (2)        --          --                  --              --                --              --
Clifton E. Lind (2)         --          --             292,129          65,500        $  695,267       $ 155,890
Gary L. Loebig              --          --              12,500          72,500            29,750         200,900
Gordon T. Sjodin            --          --              58,300          11,300           138,754          26,894
Robert F. Lannert           --          --              22,550           1,300            83,210           4,797

----------
(1) Market value of the underlying Common Stock at fiscal year end ($6.19 per share), minus the exercise price.

(2) Does not include shares of Common Stock underlying warrants issued to Equipment Purchasing L.L.C., or Equipment Purchasing II L.L.C.

Stock Plans

In November 1994, the stockholders of the Company approved the Company's 1994 Employee Stock Option Plan (the "1994 Plan") and the 1994 Director Stock Option Plan ("Director Plan"), under which options to purchase an aggregate of 360,000 shares and 60,000 shares, respectively, of Common Stock were reserved for issuance. As of September 30, 2000, options to purchase 134,525 shares and 20,000 shares, respectively, of Common Stock were outstanding under the 1994 Plan and the Director Plan. After the adoption of the Company's 1996 Stock Incentive Plan, no new options were granted under the 1994 Plan or the Director Plan.

In August 1996, the Board of Directors adopted the Company's 1996 Incentive Stock Plan, which was amended effective March 1, 1999 (the "1996 Plan") pursuant to which 795,127 shares of Common Stock or Common Stock equivalents may be issued.

The 1996 Plan is administered by the Board of Directors of the Company (the "Administrator"). The Administrator has the authority, subject to the terms of the 1996 Plan, to determine when and to whom to make grants under the 1996 Plan, the number of shares to be covered by the grants, the types and terms of "Awards" to be granted under the 1996 Plan (which are stock based incentives and may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares and deferred stock purchases), the exercise or purchase price of the shares of Common Stock and Common Stock equivalents subject to the Awards, and to prescribe, amend and rescind rules and regulations relating to the 1996 Plan.

As of September 30, 2000, there were outstanding under the 1996 Plan options to purchase 479,150 shares of Common Stock, at exercise prices ranging from $3.00 to $3.81 per share, except for 10,000 shares at an exercise price of $6.875 per share.

In connection with the employment of Clifton E. Lind as President of the Company in June 1998, the Company established the President's Plan, pursuant to which options to purchase 338,000 shares of Common Stock at $3.81 per share were granted to Mr. Lind. The options are intended to qualify as incentive stock options. As of September 30, 2000, 260,250 of the options were currently exercisable by Mr. Lind, with the balance becoming exercisable in approximately one year. Vesting of the options accelerate if Mr. Lind is terminated without cause or upon a change of control of the Company. The Plan was approved by the stockholders of the Company on May 11, 1999.

In connection with the employment of Mr. Loebig in November, 1998, the Company established the 1998 Senior Executive Stock Option Plan, pursuant to which Mr. Loebig was granted options to purchase 50,000 shares of Common Stock at $3.81 per share. The options are intended to qualify as incentive stock options. The Plan was approved by the stockholders of the Company on May 11, 1999. The options vest in Mr. Loebig in substantially four equal annual increments commencing in November 1999. In addition, there were 20,000 options issued to other senior executives, which were cancelled during fiscal 2000.

In February 2000, the Board of Directors adopted the 2000 Stock Option Plan, pursuant to which options to purchase 975,500 shares (as originally adopted, 345,000 shares) of Common Stock may be granted to employees, directors and consultants to the Company. Options granted under the Plan may be either incentive stock options or non-qualified stock options. The 2000 Stock Option Plan is administered by the Board of Directors of the Company, which has the authority to determine when and to whom options may be granted, the number of shares subject to the option, the exercise price of the option (which may not be less than the market value of the Common Stock on the date of grant), the terms of vesting and other terms and provisions relating to the grant of each option. As of April 2, 2001, options to purchase 640,000 shares have been granted under the 2000 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors on June, 15, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix C.

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance by the Company with laws and regulations.

Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended September 30, 2000 and its discussion with management regarding such audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditors regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61 and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year.

        THE AUDIT COMMITTEE:
                Ali P. Alizadeh
                Martin A. Keane
                John M. Winkelman

                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares on a cumulative basis the percentage change, since September 30, 1994, in the total shareholder return on the Company's Common Stock, with (a) the total return on the NASDAQ Composite Index, which is being used as the required broad entity market index, and (b) the total return for a selected peer group index (the "Peer Group"). The Peer Group consists of Mikohn Gaming, Silicon Gaming, Stuart Entertainment, and Interlott Technologies. The graph assumes (i) investment of $100 on September 30, 1994 in the Company's Common Stock, the NASDAQ Composite Index and the common stock of the Peer Group, and (ii) the reinvestment of all dividends.


                                                                           NASDAQ
DATE                              MGAM               PEER GROUP        COMPOSITE INDEX
----                              ----               ----------        ---------------
September 30, 1994                100.00               100.00                100.00
September 30, 1995                122.67                71.88                136.54
September 30, 1996                383.33                73.21                160.53
September 30, 1997                891.67                78.30                220.56
September 30, 1998                177.07                38.37                221.62
September 30, 1999                220.87                26.71                359.31
September 30, 2000                412.50                57.84                480.55

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreements

On April 15, 1998, the Company entered into a Consulting Agreement, as later amended, with Larry D. Montgomery, a Director of the Company. The Consulting Agreement has a term of five years, during which time the Company has agreed to pay the cost of all premiums on life, health and disability insurance for Mr. Montgomery and his family, and will pay Mr. Montgomery rent of $1,000 per month for the use of office space in Topeka, Kansas. The Company retains Mr. Montgomery as a consultant on a month-to-month basis at $10,500 per month.

On August 16, 2000, the Company entered into a four year consulting agreement with John Winkelman, a Director of the Company, to consult with the Company regarding California Native American gaming opportunities and other matters. Mr. Winkelman is compensated by the Company at the rate of $60,000 per year.

On November 9, 2000, the Company entered into a consulting agreement with Marty Keane, a Director of the Company, for a period of one year. Mr. Keane is compensated by the Company at the rate of $57,500 per year. The consulting agreement is automatically renewable on a year to year basis unless either party gives notice of termination at least 90 days prior to the expiration of the then term of the agreement.

Engagement of Jefferies & Company

On September 1, 1999, the Company engaged Jefferies & Company, Inc. ("Jefferies"), an investment banking firm located in Santa Monica, California, to act as the exclusive financial advisor to the Company in connection with financing and acquisition related activities. Mr. Ali Alizadeh, a Director of the Company, is an officer and employee of Jefferies. Pursuant to the agreement, the Company agreed to pay Jefferies a fee of $120,000 (at the rate of $10,000 per month for 12 months). In addition, the Company agreed to pay Jefferies a "success fee" for any financing or acquisition transaction consummated by the Company during the term of the agreement which may be terminated by either party upon notice. The agreement expired in September 2000.

GameBay.com

During fiscal 1999, the Company established GameBay.com, Inc. ("GameBay") as a wholly-owned subsidiary to pursue non-gaming activities on the Internet. In July 1999, GameBay granted options to Gordon T. Graves, the Chairman and Chief Executive Officer of the Company, and to Daniel J. Sarnoff, the President of GameBay and the son of Thomas W. Sarnoff, a Director of the Company, to purchase 29,800 shares and 59,600 shares, respectively, of the common stock of GameBay at $1.00 per share. The Company determined the fair value of these options as of the date of grant and recognized a minimal compensation expense. In December 1999, GameBay completed the private placement of 71% of its common stock (including preferred stock convertible into common stock) to a group of investors at $5.00 per share. The options granted to Mr. Graves have been valued at $2,980, which has been reflected in the Summary Compensation Table as compensation paid to Mr. Graves in 1999. In November 1999, Mr. Lawrence Kaplan was elected as a Director of the Company. Mr. Kaplan is also a Director of GameBay, and his company, G-V Capital Corp., acted as co-placement agent for GameBay in connection with GameBay's private placement of common and preferred stock. The Company values its investment in GameBay using the equity method, and is recognizing its pro rata share of GameBay's estimated net loss since December 1999. At September 30, 2000, the net book value of the Company's investment in GameBay had been reduced to zero.

Indebtedness of Certain Officers and Directors

During fiscal 2000, Mr. Graves was indebted to the Company in the amount of $676,500, of which $34,200 was repaid during the year, leaving a balance of $642,300 owed the Company at September 30, 2000. Substantially all of the amount owed by Mr. Graves bears interest at 6% per annum, which is accrued and payable upon the maturity of the note in February 2001, which was extended until February 2002. During fiscal 2000, Mr. Montgomery was indebted to the Company in the amount of $128,600. The amount owed by Mr. Montgomery is evidenced by a note due in April 2001, and bears interest at 6% per annum, payable annually. Four officers are indebted to the Company for an additional total of $10,000 at September 30, 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended September 30, 2000, three directors, Ali P. Alizadeh, Larry Montgomery and Clifton Lind, and two officers, Gary Loebig and Frank Rehanek, Jr., were delinquent in making filings under Section 16(a) of the Securities Exchange Act of 1934, as amended. Each was delinquent in timely filing Form 5's to reflect options granted to such persons during fiscal 2000.

                       DEADLINE FOR RECEIPT OF SHAREHOLDER
                        PROPOSALS -- 2002 ANNUAL MEETING

Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's annual meeting following its fiscal year ending September 30, 2001 must be received by the Company no later than December 31, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

                                  OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable.

BY ORDER OF THE BOARD OF DIRECTORS

GORDON T. GRAVES
Chairman of the Board
and Chief Executive Officer

Austin, Texas
May 4, 2001

                                   APPENDIX A

                             MULTIMEDIA GAMES, INC.
                             2000 STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

The name of this plan is the Multimedia Games, Inc. 2000 Stock Plan (the "Plan"). The Plan was adopted by the Board on February 19, 2000. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, employees, directors, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

"Act" means Securities Exchange Act of 1934, as amended.

"Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

"Committee" means the Committee of the Board designated from time to time by the Board to be the Administrator.

"Commission" means Securities and Exchange Commission.

"Company" means Multimedia Games, Inc., a Texas corporation (or any successor corporation).

"Disability" means the inability of a Participant to perform substantially his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

"Effective Date" shall mean the date provided pursuant to Section 9.

"Eligible Employee" means an employee of the Company eligible to participate in the Plan pursuant to Section 4.

"Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Wall Street Journal, or the average of the closing price of the Stock on each day on which the Stock was traded over a period-of up to twenty trading days immediately prior to such date, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

"Incentive Stock Option" or "ISO" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code (and any successor provision of the Code having a similar intent).

"Non-Qualified Stock Option" or "NQSO" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

"Parent Corporation" means any corporation (other the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

"Participant" means any Eligible Employee, consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in
Section 2 below, to receive grants of Stock Options.

"Stock" means the Common Stock, $0.01 par value, of the Company.

"Stock Option" means any option to purchase shares of Stock granted pursuant to
Section 5.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

The Administrator shall have the power and authority to grant Stock Options to Eligible Employees, consultants and advisors to the Company, pursuant to the terms of the Plan.

In particular, the Administrator shall have the authority:

(a)    to select those employees of the Company who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options are to be granted hereunder to Eligible Employees, consultants and advisors to the Company;

(c) to determine the number of shares to be covered by each Stock Option granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options.

The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for issuance under the Plan (and the total number of shares that may be granted as ISO's) shall be 975,000 of shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a Participant is eligible to use, and uses, shares of Stock to exercise a Stock Option, the number of Shares of Stock so used shall be available for issuance in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan as may be determined by the Administrator, in its sole discretion. Any other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

SECTION 4. ELIGIBILITY.

Officers (including officers who are directors of the Company), employees of the Company, and consultants and advisors to the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5. STOCK OPTIONS.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Consultants and advisors may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options, be less than 85% of the Fair Market Value of the Stock on such date, and
       (iii) in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(2) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

(4) METHOD OF EXERCISE. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company satisfying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or in such other form of consideration as is set forth in the related Stock Option agreement as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

       The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5) LOANS. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine; provided, however, that the right to make payment in the form of loans may be authorized only at the time of grant and the terms of such loans shall be specified in the related Stock Option agreement. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the-par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest (if any) under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(6) NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(7) TERMINATION OF EMPLOYMENT OR SERVICE. If an optionee's employment with or service as a director of or consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

(8) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

SECTION 6. AMENDMENT AND TERMINATION.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 7. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

       All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, director, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, directors, consultants or advisors at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. EFFECTIVE DATE OF PLAN.

The Plan became effective (the "Effective Date") on February 19, 2000, as last amended on March 21 2001; provided that, the Plan shall become effective with respect to Incentive Stock Options on the date the Company's stockholders formally approve the Plan.

SECTION 10. TERM OF PLAN.

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                   APPENDIX B

              FEDERAL INCOME TAX ASPECTS OF 2000 STOCK OPTION PLAN

The following is a brief summary of the Federal income tax consequences of transactions under the 2000 Stock Option Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

INCENTIVE STOCK OPTIONS. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize as ordinary income, at the time of sale or exchange, an amount equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Act. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time he or she is granted a NSO. However, upon exercise of the NSO, the optionee will recognize taxable income generally measured as the excess of the then Fair Market Value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long- term or short-term capital gain or loss, depending on the holding period.

The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

                                   APPENDIX C

                             MULTIMEDIA GAMES, INC.
                             AUDIT COMMITTEE CHARTER
                              (AS OF JUNE 15, 2000)
ORGANIZATION

There shall be a committee of the board of directors to be known as the Audit Committee. It is the objective of the Company that the Audit Committee shall be composed of directors who are "independent" of the management of the Company as required by the rules and regulations of the Nasdaq Stock Market, Inc. ("Nasdaq"), or such other exchange as the securities of the Company shall be listed for trading.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

o Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, and the financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Receive prior to each meeting of the Audit Committee a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statement's contained in the Company's annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles will be reviewed.

o Provide sufficient opportunity for the financial and accounting management of the Company and the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial human resources and succession planning within the Company.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to the attention of the Audit Committee within the scope of its duties with the power to retain outside counsel for the purpose if, in its judgment, that is appropriate.

o      Review and update the committee's charter annually.

o Approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

o Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

o Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

o Review with management and the independent accountant at the completion of the annual audit:

       -      The Company's annual financial statements and related footnotes.

       - The independent accountant's audit of the financial statements and its report thereon.

       - Any significant changes required in the independent accountant's audit plan.

       - Any serious difficulties or disputes with management encountered during the course of the audit.

       - Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

o Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

o Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

o Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

o Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

o Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

o The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF MULTIMEDIA GAMES, INC.

                             MULTIMEDIA GAMES, INC.
                        8900 SHOAL CREEK BLVD., SUITE 300
                               AUSTIN, TEXAS 78757

           PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS MAY 30, 2001

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 4, 2001, and hereby appoints Gordon T. Graves and Clifton E. Lind, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on May 30, 2001 at 9:30 a.m., local time, at the Holiday Inn Northwest, located at 8901 Business Park Drive, Austin, Texas 78759, and at any adjournment or postponement thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

       1.     Election of Directors.
              [ ]  FOR all the nominees listed below (except as indicated).
              [ ]  WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

Gordon T. Graves, Larry D. Montgomery, Martin A. Keane, Thomas W. Sarnoff , Ali
P. Alizadeh, Lawrence E. Kaplan, John M. Winkelman and Clifton E. Lind

       2. To ratify and approve the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2001.
              [ ] FOR
              [ ] AGAINST
              [ ] ABSTAIN

       3.     To ratify and approve the adoption of the 2000 Stock Option Plan.
              [ ] FOR
              [ ] AGAINST
              [ ] ABSTAIN

       4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

Dated:                                    , 2001
        ----------------------------------


Signature:
           --------------------------------------

I plan to attend the meeting: [ ]

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its president or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.


May 4, 2001
Austin, Texas